                                                                  EXHIBIT (C)(3)

                             SHAREHOLDERS AGREEMENT

         This SHAREHOLDERS AGREEMENT, dated as of September 21, 1998, among IMMUCOR, INC., a Georgia corporation ("Parent"), GAMMA ACQUISITION CORPORATION, a Texas corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and the shareholders identified on the signature page hereof (the
"Shareholders").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and GAMMA BIOLOGICALS, INC., a Texas corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger");

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable after the announcement of the execution of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $5.40 per share all outstanding shares of Common Stock (as defined in Section 1 hereof) of the Company, including all of the Shares (as defined in Section 2 hereof) beneficially owned by the Shareholders; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

         (b) "Common Stock" shall mean at any time the Common Stock, $.10 par value, of the Company.

         (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (d) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         2. TENDER OF SHARES.

         (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, each of the Shareholders hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifteenth business day after commencement of the offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite each Shareholder's name on Schedule I hereto (the "Existing Shares"), all of which are Beneficially owned by such Shareholder, and any shares of Common Stock acquired by such Shareholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, exercise of any option, dividend, distribution or in any other way (such shares of Common Stock, together with the Existing Shares, the "Shares"). Each of the Shareholders hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Shares in the offer, including the Shares Beneficially Owned by such Shareholder, is subject to the terms and conditions of the Offer.

         (b) The Shareholders hereby permit Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

         3. ADDITIONAL AGREEMENTS.

         (a) GRANT OF OPTION.

         (i) Each of the Shareholders hereby grants to Purchaser an irrevocable option (the "Option") to purchase the Existing Shares at a price per share of $5.40 (the "Option Purchase Price"); provided, however, such grant shall be ineffective and without any legal effect as to any Shareholder if the granting of the Option by that Shareholder would subject such Shareholder to liability under Section 16(b) of the Exchange Act.

         (ii) Provided that no preliminary or permanent injunction or other order against the delivery of the Existing Shares issued by any court of competent jurisdiction in the United States shall be in effect, Purchaser may exercise the Option, in whole or in part, at any time and from time to time at or prior to the Termination Date (as defined below). The Option shall terminate and be of no further force or effect upon the first anniversary of the date hereof, unless the Shareholders and the Purchaser shall agree in writing to extend this Agreement to a date specified in such writing (as it may be so extended, hereinafter sometimes referred to as the "Termination Date") ; provided that any purchase of Existing Shares upon exercise of the Option shall be subject to compliance with applicable law. If Purchaser wishes to exercise the Option, it shall send the Shareholders a written notice (the date of which being herein referred to as the "Notice Date") specifying: (i) the total number of Existing Shares it intends to purchase pursuant to such exercise; and (ii) subject to the next sentence, a place and date not earlier than three business days nor later than 15 business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, or if the Notice Date is less than three business days prior to the Termination Date, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period), and/or until the Closing Date properly specified in the notice of exercise. Each of the Shareholders shall cooperate with Purchaser in the filing of any application or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent or the filing of any such prior notification (and the expiration of any mandatory waiting period).

         (b) VOTING AGREEMENT. Each of the Shareholders shall, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by such Shareholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Schedule 1.01(a) to the Merger Agreement or set forth in Article VII of the Merger Agreement not being fulfilled.

         (c) NO INCONSISTENT ARRANGEMENTS. Each of the Shareholders hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Shares, (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

         (d) GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

         (i) Each Shareholder hereby irrevocably grants to, and appoints Edward L. Gallup and Steven C. Ramsey or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office held by such individuals with Parent, and each of them individually, and also irrevocably grants to, and appoints Parent, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shares, or grant a consent or approval in respect of the Shares in favor of the transactions contemplated hereby or by the Merger Agreement, and against any Acquisition Proposal.

         (ii) Each Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

         (iii) Each Shareholder understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each Shareholder agrees immediately to deliver to Parent, upon its request, all certificates representing all of such Shareholder's Shares for the purpose of noting such irrevocable proxy on such certificates. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section C of
Article 2.29 of the Texas Law.

         (e) NO SOLICITATION. Each Shareholder hereby agrees, in its capacity as a shareholder of the Company, that neither such Shareholder nor any of its subsidiaries or affiliates shall (and such Shareholder shall cause its officers, directors, partners, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal. Each Shareholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each Shareholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Shareholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 5.3(b) of the Merger Agreement shall be deemed not to violate this Section 3(d).

         (f) BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to Parent and the Purchaser as follows:

         (a) OWNERSHIP OF SHARES. The Shareholder is the record and Beneficial Owner of the Existing Shares, as set forth on Schedule I. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

         (b) POWER; BINDING AGREEMENT. Each Shareholder has the power (corporate, partnership or other) and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against the Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

         (c) NO CONFLICTS. Except for filings under the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of its properties or assets.

         (d) NO ENCUMBRANCES. Except as permitted by this Agreement, the Existing Shares and the certificates representing the Existing Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Encumbrances or proxies arising hereunder.

         (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of each of the Shareholders.

         (f) RELIANCE BY PARENT. Each Shareholder understands and acknowledges that Parent and the Purchaser are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Each of Parent and the Purchaser hereby represents and warrants to each Shareholder as follows:

         (a) POWER; BINDING AGREEMENT. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

         (b) NO CONFLICTS. Except for filings under the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser and the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

         6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         7. STOP TRANSFER. No Shareholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         8. TERMINATION. The covenants, agreements and proxy contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         9. MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, each Shareholder's administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent or the Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

         (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as

Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

       If to a Shareholder, to the address set forth on Schedule I hereto.
\
     If to Parent or the Purchaser:   Immucor Inc.
                                      3130 Gateway Drive,
                                      Norcross, GA 30091
                                      Attention: Chief Executive Officer
                                      Fax: (770) 242-8930

     Copy to:                         Nelson Mullins Riley & Scarborough, L.L.P.
                                      First Union Plaza, Suite 1400
                                      999 Peachtree Street
                                      Atlanta, Georgia  30309
                                      Fax:  (404) 817-6050
                                      Attention:  Philip H. Moise

\
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

         (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         (l) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (m) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                            (continued on next page)

         IN WITNESS WHEREOF, Parent, the Purchaser and each of the Shareholders listed below have caused this Agreement to be duly executed as of the day and year first above written.

                                       IMMUCOR, INC.


                                       By: /s/ EDWARD L. GALLUP
                                          --------------------------------------
                                             Name: Edward L. Gallup
                                             Title: President


                                       GAMMA ACQUISITION CORPORATION


                                       By: /s/ DAVID E. HATCHER
                                          --------------------------------------
                                             Name: David E. Hatcher
                                             Title: President


                                       SHAREHOLDERS:

                                       /s/ DAVID E. HATCHER
                                       -----------------------------------------
                                       David E. Hatcher


                                       /s/ BETTY F. HATCHER
                                       -----------------------------------------
                                       Betty F. Hatcher


                                       /s/ RICHARD H. ASTER
                                       -----------------------------------------
                                       Dr. Richard H. Aster


                                       /s/ H. H. HARDEE
                                       -----------------------------------------
                                       H.H. "Will" Hardee


                                       /s/ BRYAN J. BRIEDEN
                                       -----------------------------------------
                                       Bryan J. Brieden


                       (Signatures continued on next page)

                             SHAREHOLDERS AGREEMENT
                               September 21, 1998
                          (Continuation of Signatures)

                                       /s/  HAYLE B. RANDOLPH
                                       -----------------------------------------
                                       Hayle B. Randolph

                                       /s/   JIMMIE L. TURNER
                                       -----------------------------------------
                                       Jimmie L. Turner

                                       /s/   RAUL ALVEREZ
                                       -----------------------------------------
                                       Raul Alverez

                                       /s/  JOHN CASE
                                       -----------------------------------------
                                       John Case

                                       /s/  THOMAS H. FRAME
                                       -----------------------------------------
                                       Thomas H. Frame

                                       /s/  MARGARET O'BANNION
                                       -----------------------------------------
                                       Margaret O'Bannion

                                       /s/  GARY L. PARRISH
                                       -----------------------------------------
                                       Gary L. Parrish

                                       /s/  SUSAN A. BATCHA
                                       -----------------------------------------
                                       Susan A. Batcha

                                       /s/  MARILYN K. MOULDS
                                       -----------------------------------------
                                       Marilyn K. Moulds

                                   SCHEDULE I
                                 EXISTING SHARES

                        Name                          Shares(1)                Address for Notice(2)
                        ----                          ---------                ---------------------
        Betty F. Hatcher                               228,764

        David E. Hatcher                               163,099

        H.H. "Will" Hardee                             102,363

        Dr. Richard H. Aster                           33,685

        Bryan J. Brieden                               23,300

        Hayle B. Randolph                              28,385

        John Case                                      24,099

        Raul F. Alvarez                                19,750

        Jimmie L. Turner                               47,447

        Thomas H. Frame                                17,250

        Margaret J. O'Bannion                          37,350

        Gary L. Parrish                                20,100

        Susan A. Batcha                                18,725

        Marilyn K. Moulds                              18,084



(1) Includes all options, whether or not currently exercisable.

(2) The address for notice for all Shareholders is:  c/o Gamma Biologicals, Inc.
                                                     3700 Mangum Road
                                                     Houston, TX 77092
                                                     Fax: (713) 956-3333